Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Competitive Technologies, Inc.
Fairfield, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 6, 2005 relating to the consolidated financial statements and the effectiveness of Competitive Technologies, Inc. internal control over financial reporting appearing in the Company’s 2005 Form 10-K for the year ended July 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Valhalla, New York

February 6, 2006